EXHIBIT 99.1
                                                                    ------------


            NETWORK-1 RECEIVES $1.5 MILLION FROM EXERCISE OF WARRANTS

NEW YORK, March 24, 2006 -- Network-1 Security Solutions, Inc. (OTC Bulletin
Board: NSSI), today announced that it had received $1.5 million from the exercise of 1,352,152 common stock purchase warrants that expired on March 22, 2006. The warrants were originally issued in 1999 as part of a private financing and were each exercisable for one share of Network-1 Common Stock at prices ranging from $1.00 to $1.11 per share.

            Network-1 is currently involved in maximizing the value of its intellectual property portfolio and is focusing its efforts on licensing its Remote Power Patent (U.S. Patent No. 6,218,930). The Remote Power Patent relates to, among other things, several key technologies underlying the IEEE 802.3af Power over Ethernet (PoE) standard that was approved on June 13, 2003 by the Institute of Electrical and Electronic Engineers (IEEE) (the Standard). The Standard governs the delivery of Power over Ethernet cables in order to power network connected devices including, among others, VoIP phones, wireless LAN access points and IP network cameras.

ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. As part of its business strategy it is offering licenses to third parties who Network-1 believes could benefit from the technologies covered by its patents. In February 2004, the Company initiated its licensing efforts relating to its patent (U.S. Patent No. 6,218,930) covering the remote delivery of Power over Ethernet cables.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES AS DISCLOSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 INCLUDING, AMONG OTHERS, THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, FUTURE ECONOMIC CONDITIONS AND TECHNOLOGY CHANGES AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.


CONTACTS:
Company
-------
Network-1 Security Solutions, Inc.
Corey M. Horowitz, 212-829-5770
Corey@Network-1.com
-------------------

Or
Investors
---------
Alliance Advisors, LLC
Alan Sheinwald, 914-244-0062
asheinwald@allianceadvisors.net
-------------------------------